                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 21, 2003, except as to Notes 3(i) and 7, as to which the date is September 25, 2003, relating to the financial statements and financial statement schedule, which appears in Handspring, Inc.'s Annual Report on Form 10-K/A for the year ended June 28, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
September 25, 2003